Exhibit (10)(iii)40

CH ENERGY GROUP, INC
SHORT-TERM INCENTIVE PLAN

          1.          Purpose. The purpose of this Short-Term Incentive Plan (this “STI Plan”) is to reward designated executives of CH Energy Group, Inc. (the “Company”) and its Subsidiaries for the achievement of each year’s business plan objectives and individual performance goals in a manner consistent with the Company’s strategy of achieving long-term shareholder value.

          2.          Definitions. The following capitalized words as used in this STI Plan shall have the following meanings:

                       “Award Opportunity” means a cash award opportunity established under the STI Plan for a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

                       “Board” means the Board of Directors of the Company.

                       “Chief Executive Officer” means the Chief Executive Officer of the Company.

                       “Code” means the Internal Revenue Code of 1986, as amended.

                       “Committee” means the Compensation Committee of the Board.

                       “Company” has the meaning given such term in Section 1 of this STI Plan.

                       “Employee” means any person employed by the Company or its Subsidiaries, whether such Employee is so employed at the time the STI Plan is adopted or becomes so employed subsequent to the adoption of the STI Plan.

                       “Participant” means, as to any Performance Period, any Employee who is selected by the Committee to be eligible to participate in the STI Plan for that Performance Period, as provided herein.

                       “Payout Formula” means the formula established by the Committee for determining Award Opportunities for a Performance Period based on the level of achievement of the Performance Objectives for the Performance Period.

                       “Performance Objectives” means the measurable or subjective performance objective or objectives established pursuant to this STI Plan for Participants who have received Award Opportunities. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, business unit, department, region or function within the Company or

Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations or entities.

                       “Performance Period” means the Company’s fiscal year or such other period as determined by the Committee in its discretion.

                       “STI Plan” means this CH Energy Group, Inc. Short-Term Incentive Plan, as amended from time to time.

                       “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

          3.          Administration. The Committee shall be responsible for administration of the STI Plan. The Committee, by majority action, is authorized to interpret the STI Plan, to prescribe, amend, and rescind regulations relating to the STI Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its Subsidiaries, and to make all other determinations necessary or advisable for the administration of the STI Plan, but only to the extent not contrary to the express provisions of the STI Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the STI Plan shall be final, binding and conclusive for all purposes and upon all Participants. No member of the Committee shall be liable for any such action or determination made in good faith. The Board (acting solely by the independent directors as identified under the applicable exchange listing standards) may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

          4.          Eligibility. The Committee, in its sole discretion, shall determine which Employees will be eligible to participate in the STI Plan for any given Performance Period. When making this determination, the Committee shall consider the recommendations of the Chief Executive Officer. Eligible Participants shall be designated by the Committee either before or within 90 days following the beginning of the Performance Period. An Employee who is a Participant for a given Performance Period is neither guaranteed nor assured of being selected for participation in any subsequent Performance Period.

          5.          Award Opportunities

                       a.          No later than the first 90 days following the beginning of each Performance Period, the Committee shall establish the Award Opportunity for each Participant, including the applicable Performance Objectives and Payout Formula. Each Performance Objective will be weighted by the Committee to reflect its relative importance to the Company in the applicable Performance Period. The Payout Formulas, Performance Objectives and weighting of the Performance Objectives need not be uniform with respect to any or all Participants. The

Committee shall consider the recommendations of the Chief Executive Officer in determining the applicable Payout Formulas, Performance Objectives or weighting of the Performance Objectives with respect to Participants other than the Chief Executive Officer. The Committee may also establish Award Opportunities for newly hired or newly promoted employees without compliance with such timing and other limitations as provided herein, which Award Opportunities may be based on performance during less than the full Performance Period and may be pro rated in the discretion of the Committee.

                       b.          Participants must achieve the Performance Objectives established by the Committee in order to receive payment of an Award Opportunity under the STI Plan. However, the Committee may determine that only a threshold level relating to a Performance Objective must be achieved for Award Opportunities to be paid under the STI Plan. Similarly, the Committee may establish a minimum threshold performance level, a maximum performance level, and one or more intermediate performance levels or ranges, with target award levels or ranges that will correspond to the respective performance levels or ranges included in the Payout Formula.

                       c.          The Committee may in its sole discretion modify the Payout Formulas, Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable (i) to reflect a change in the business, operations, corporate structure or capital structure of the Company or its Subsidiaries, the manner in which it conducts its business, or other events or circumstances or (ii) in the event that a Participant’s responsibilities materially change during a Performance Period or the Participant is transferred to a position that is not designated or eligible to participate in the STI Plan.

          6.          Determination of Award Opportunities. Within the first 60 days following the end of each Performance Period, the Committee shall determine in writing whether and to what extent the Performance Objectives with respect to each Participant for the applicable Performance Period have been achieved and, if such Performance Objectives have been achieved, to approve actual payment of each Award Opportunity under the STI Plan pursuant to the applicable Payout Formulas. The Committee shall consider the recommendations of the Chief Executive Officer when determining whether the Performance Objectives have been achieved with respect to Participants other than the Chief Executive Officer. In the event a Participant terminates employment with the Company and its Subsidiaries for any reason prior to the last day of the Performance Period, the Participant shall not be entitled to payment of an Award Opportunity with respect to that Performance Period; provided that in the case of termination of employment by reason of death, disability or normal or early retirement, or in the case of other special circumstances, the Committee may, in it sole discretion, pay all or any portion of the Award Opportunity to the Participant (or to the Participant’s estate in the event of his or her death) as the Committee deems appropriate and equitable.

          7.          Payment of Award Opportunities. If earned, an Award Opportunity of a Participant for a particular Performance Period shall be paid in cash after the end of the Performance Period, but in no event later than two-and-one-half months after the end of the Performance Period. Notwithstanding the foregoing, a Participant may elect to defer receipt of payment of an Award Opportunity in accordance with the terms and subject to the conditions of the Directors and Executives Deferred Compensation Plan (or any successor plan).

          8.          Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all payments made to any person under the STI Plan any federal, state, local, foreign or other taxes which, in the opinion of the Company and its Subsidiaries, are required to be withheld with respect to such payments.

          9.          No Employment Contract. Nothing contained in this STI Plan shall confer upon a Participant any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of a Participant. For purposes of the STI Plan, the transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of the Participant’s employment.

          10.        Transferability. No right or benefit under this STI Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

          11.        Successors. All obligations of the Company under the STI Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

          12.        Governing Law. The STI Plan and all Award Opportunities shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

          13.        Amendment or Termination. The Board reserves the right, at any time, to amend, suspend or terminate the STI Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, Eligible Employee or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any amount for a Performance Period ending prior to the action of the Board amending, suspending or terminating the STI Plan.

          14.        Participation by Employees of Subsidiaries. Any Subsidiary may, by action of its board of directors or equivalent governing body and with the consent of the Board, adopt the STI Plan; provided that the Board may waive the requirement that such board of directors or equivalent governing body effect such adoption. By its adoption of or participation in the STI Plan, the adopting Subsidiary shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the STI Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the STI Plan. The authority of the Company to act as such agent shall continue until the STI Plan is terminated as to the participating Subsidiary. An Award Opportunity of a Participant employed by a participating Subsidiary shall be paid in accordance with the STI Plan solely by that Subsidiary, unless the Board otherwise determines that the Company shall be responsible for payment. Each Award Opportunity that may become payable under the STI Plan shall be paid solely from the general assets of the Company or the Subsidiary responsible for payment thereof. Nothing in this STI Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award Opportunity other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

          IN WITNESS WHEREOF, CH Energy Group, Inc. has caused this STI Plan to be executed by its duly authorized officer on this 1st day of January, 2008.

CH ENERGY GROUP, INC.

By:	/s/ Steven V. Lant

Steven V. Lant, Chairman, President and
Chief Executive Officer of
CH Energy Group, Inc.